Exhibit 23.1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-127656), relating to the 2005 Stock Option Plan of Houston American Energy Corp., of our report dated March 26, 2007 relating to the consolidated financial statements of Houston American Energy Corp. for the year ended December 31, 2006 that appear in this Form 10-K.


/s/ Thomas Leger & Co., L.L.P.
Thomas Leger & Co., L.L.P.

HOUSTON, TEXAS
MARCH 27, 2008